Exhibit 99.1

APPLIED MATERIALS ANNOUNCES FIRST QUARTER RESULTS

•	First quarter non-GAAP EPS of 6 cents at high end of outlook; GAAP EPS of 3 cents

•	Orders grew 44 percent sequentially led by demand for semiconductor and display equipment

•	Company expects strong sequential net sales and EPS growth in the second quarter of 2013

SANTA CLARA, Calif., February 13, 2013 — Applied Materials, Inc. (NASDAQ:AMAT), the global leader in manufacturing solutions for the semiconductor, display and solar industries, today reported results for its first quarter of fiscal 2013 ended January 27, 2013.
Applied generated orders of $2.11 billion and net sales of $1.57 billion. The company reported operating income of $39 million and net income of $34 million or 3 cents per diluted share. Non-GAAP operating income was $112 million, and non-GAAP net income was $69 million or 6 cents per share, at the high end of the business outlook.

“We executed well through the bottom of this industry investment cycle and, with our semiconductor orders up over 80 percent from the previous quarter, we are optimistic about the potential of our markets this year,” said Mike Splinter, chairman and chief executive officer. “2013 looks to be another strong year for mobile products like smartphones and tablets, and customers are increasingly turning to Applied to help solve the technology challenges they face in this growing market.”
Quarterly Results Summary

GAAP Results	Q1 FY2013	Q4 FY2012	Q1 FY2012
Net sales	$1.57 billion	$1.65 billion	$2.19 billion
Operating income (loss)	$39 million	$(499) million	$179 million
Net income (loss)	$34 million	$(515) million	$117 million
Diluted earnings (loss) per share (EPS)	$0.03	$(0.42)	$0.09
Non-GAAP Results
Non-GAAP operating income	$112 million	$114 million	$344 million
Non-GAAP net income	$69 million	$70 million	$240 million
Non-GAAP diluted EPS	$0.06	$0.06	$0.18

Applied's non-GAAP results exclude the impact of the following, where applicable: certain discrete tax items; restructuring charges and any associated adjustments; certain acquisition-related costs; and impairments of assets, goodwill, or investments. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release. See also “Use of Non-GAAP Financial Measures” below.

Applied Materials, Inc.

First Quarter Reportable Segment Results and Comparisons to the Prior Quarter
Silicon Systems Group (SSG) orders were $1.36 billion, up 84 percent primarily due to increased demand in foundry and memory, partially offset by lower orders in logic. Net sales were $969 million, up 11 percent. Non-GAAP operating income increased to $180 million or 18.6 percent of net sales. GAAP operating income increased to $134 million or 13.8 percent of net sales. New order composition was: foundry 73 percent, logic and other 12 percent, flash 8 percent, and DRAM 7 percent.
Applied Global Services (AGS) orders were $544 million, down 6 percent primarily due to lower orders of 200mm equipment. Net sales were $471 million, down 24 percent from the prior quarter which benefited from the sale of a thin film production line. Non-GAAP operating income decreased to $91 million or 19.3 percent of net sales. GAAP operating income decreased to $89 million or 18.9 percent of net sales.
Display orders were $138 million, up 66 percent from low levels. Net sales were $87 million, down 6 percent. Non-GAAP operating income increased to $5 million or 5.7 percent of net sales. GAAP operating income remained at $3 million or 3.4 percent of net sales.
Energy and Environmental Solutions (EES) orders were $68 million, up 5 percent from low levels, with the majority of orders for web coating equipment. Net sales were $46 million, down 26 percent. EES had a non-GAAP operating loss of $44 million and a GAAP operating loss of $54 million.
Additional Quarterly Financial Information

•	Backlog increased by 31 percent sequentially to $2.11 billion including negative adjustments of $40 million.

•	Gross margin was 39.8 percent on a non-GAAP basis, up from 38.4 percent in the prior quarter due to a more favorable product mix. GAAP gross margin was 37.0 percent.

•	Operating expenses were $514 million on a non-GAAP basis, below the company’s expectation due to approximately $20 million in favorable expense items. GAAP operating expenses were $543 million.

•
The effective tax rate was 24.2 percent on a non-GAAP basis. The GAAP effective tax rate was a benefit of 88.9 percent, reflecting the favorable resolution of a tax audit and the reinstatement of the U.S. R&D tax credit.

•	The company paid $108 million in cash dividends and used $48 million to repurchase 4 million shares of its common stock.

•	Cash, cash equivalents and investments ended the quarter at $2.82 billion.

Applied Materials, Inc.

Business Outlook
For the second quarter of fiscal 2013, Applied expects net sales to be up 15 to 25 percent sequentially. The company expects non-GAAP EPS to be in the range of $0.09 to $0.15. The non-GAAP EPS outlook excludes known charges related to completed acquisitions of approximately $0.04 per share but does not exclude other non-GAAP adjustments that may arise subsequent to this release.

Use of Non-GAAP Financial Measures
Management uses non-GAAP results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com. A replay will be available on the website beginning at 5:00 p.m. Pacific Time today.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding Applied’s performance, industry conditions, market outlook, opportunities and business outlooks for the second quarter of fiscal 2013, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the level of demand for Applied’s products, which is subject to many factors, including uncertain global economic and industry conditions, end-demand for electronic products and semiconductors, and customers’ new technology and capacity requirements; variability of operating expenses and results among the company’s segments caused by differing conditions in the served markets; the concentrated nature of Applied’s customer base; Applied’s ability to (i) develop, deliver and support a broad range of products, expand its markets and develop new markets, (ii) timely align its cost structure with business conditions and achieve the intended objectives of cost-reduction activities, (iii) plan and manage its resources and production capability, (iv) obtain and protect intellectual property rights in key technologies, (v) attract, motivate and retain key employees, and (vi) accurately forecast future results, which depends on multiple assumptions related to, without limitation, market conditions, customer requirements and business needs; and other risks described in Applied's SEC filings, including its Form 10-K for the fiscal year ended October 28, 2012. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.

About Applied Materials
Applied Materials, Inc. (Nasdaq:AMAT) is the global leader in providing innovative equipment, services and software to enable the manufacture of advanced semiconductor, flat panel display and solar photovoltaic products. Our technologies help make innovations like smartphones, flat screen TVs and solar panels more affordable and accessible to consumers and businesses around the world. Learn more at www.appliedmaterials.com.

Contact:
Kevin Winston (editorial/media) 408.235.4498
Michael Sullivan (financial community) 408.986.7977

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended
(In millions, except per share amounts)	January 27, 2013	October 28, 2012	January 29, 2012
Net sales	$1,573	$1,646	$2,189
Cost of products sold	991	1,060	1,403
Gross margin	582	586	786
Operating expenses:
Research, development and engineering	304	303	304
Selling, general and administrative	230	237	303
Impairment of goodwill	—	421	—
Restructuring charges and asset impairments	9	124	—
Total operating expenses	543	1,085	607
Income (loss) from operations	39	(499)	179
Impairment of strategic investments	—	14	—
Interest and other expenses	24	24	24
Interest and other income, net	3	5	4
Income (loss) before income taxes	18	(532)	159
Provision (benefit) for income taxes	(16)	(17)	42
Net income (loss)	$34	$(515)	$117
Earnings (loss) per share:
Basic and diluted	$0.03	$(0.42)	$0.09
Weighted average number of shares:
Basic	1,198	1,220	1,299
Diluted	1,212	1,220	1,310

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	January 27, 2013	October 28, 2012
ASSETS
Current assets:
Cash and cash equivalents	$1,523	$1,392
Short-term investments	230	545
Accounts receivable, net	1,109	1,220
Inventories	1,278	1,272
Other current assets	625	673
Total current assets	4,765	5,102
Long-term investments	1,062	1,055
Property, plant and equipment, net	900	910
Goodwill	3,518	3,518
Purchased technology and other intangible assets, net	1,302	1,355
Deferred income taxes and other assets	167	162
Total assets	$11,714	$12,102
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,287	$1,510
Customer deposits and deferred revenue	678	755
Total current liabilities	1,965	2,265
Long-term debt	1,946	1,946
Other liabilities	662	656
Total liabilities	4,573	4,867
Total stockholders’ equity	7,141	7,235
Total liabilities and stockholders’ equity	$11,714	$12,102

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended
	January 27, 2013	October 28, 2012	January 29, 2012
Cash flows from operating activities:
Net income (loss)	$34	$(515)	$117
Adjustments required to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	106	97	112
Impairment of goodwill	—	421	—
Restructuring charges and asset impairments	9	124	—
Deferred income taxes and other	(78)	64	39
Impairment of strategic investments	—	14	—
Share-based compensation	42	44	53
Net change in operating assets and liabilities, net of amounts acquired	(97)	162	(140)
Cash provided by operating activities	16	411	181
Cash flows from investing activities:
Capital expenditures	(49)	(41)	(37)
Cash paid for acquisition, net of cash acquired	—	(1)	(4,179)
Proceeds from sales and maturities of investments	445	254	313
Purchases of investments	(143)	(175)	(254)
Cash provided by (used in) investing activities	253	37	(4,157)
Cash flows from financing activities:
Proceeds from common stock issuances	18	45	2
Common stock repurchases	(48)	(516)	(200)
Payments of dividends to stockholders	(108)	(111)	(104)
Cash used in financing activities	(138)	(582)	(302)
Effect of exchange rate changes on cash and cash equivalents	—	(3)	(1)
Increase (decrease) in cash and cash equivalents	131	(137)	(4,279)
Cash and cash equivalents — beginning of period	1,392	1,529	5,960
Cash and cash equivalents — end of period	$1,523	$1,392	$1,681
Supplemental cash flow information:
Cash payments for income taxes	$32	$10	$33
Cash refunds from income taxes	$65	$74	$3
Cash payments for interest	$39	$7	$41

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reportable Segment Results

	Q1 FY2013			Q4 FY2012			Q1 FY2012
(In millions)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)
SSG	$1,363	$969	$134	$741	$870	$41	$1,418	$1,344	$271
AGS	544	471	89	576	621	164	517	534	107
Display	138	87	3	83	93	3	40	104	5
EES	68	46	(54)	65	62	(480)	33	207	(23)
Corporate	—	—	(133)	—	—	(227)	—	—	(181)
Consolidated	$2,113	$1,573	$39	$1,465	$1,646	$(499)	$2,008	$2,189	$179

Corporate Unallocated Expenses

(In millions)	Q1 FY2013	Q4 FY2012	Q1 FY2012
Restructuring charges and asset impairments, net	$4	$111	$—
Share-based compensation	42	44	53
Other unallocated expenses	87	72	128
Corporate	$133	$227	$181

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Additional Information

	Q1 FY2013		Q4 FY2012		Q1 FY2012
New Orders and Net Sales by Geography
(In $ millions)	New Orders	Net Sales	New Orders	Net Sales	New Orders	Net Sales
United States	391	401	435	373	467	417
% of Total	19%	25%	30%	23%	23%	19%
Europe	134	119	165	271	209	179
% of Total	6%	8%	11%	16%	11%	8%
Japan	181	98	184	129	167	217
% of Total	9%	6%	12%	8%	8%	10%
Korea	198	205	115	127	666	628
% of Total	9%	13%	8%	8%	33%	29%
Taiwan	906	565	390	457	367	489
% of Total	43%	36%	27%	28%	18%	22%
Southeast Asia	65	58	74	97	50	79
% of Total	3%	4%	5%	6%	3%	4%
China	238	127	102	192	82	180
% of Total	11%	8%	7%	11%	4%	8%

Employees (In thousands)
Regular Full Time	13.7		14.5		14.6

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended
(In millions, except percentages)	January 27, 2013	October 28, 2012	January 29, 2012
Non-GAAP Gross Margin
Reported gross margin (GAAP basis)	$582	$586	$786
Certain items associated with acquisitions[1]	43	46	104
Acquisition integration and deal costs	1	—	—
Non-GAAP gross margin	$626	$632	$890
Non-GAAP gross margin percent (% of net sales)	39.8%	38.4%	40.7%
Non-GAAP Operating Income
Reported operating income (loss) (GAAP basis)	$39	$(499)	$179
Certain items associated with acquisitions[1]	54	55	115
Acquisition integration and deal costs	10	13	50
Impairment of goodwill	—	421	—
Restructuring charges and asset impairments[2,3]	9	124	—
Non-GAAP operating income	$112	$114	$344
Non-GAAP operating margin percent (% of net sales)	7.1%	6.9%	15.7%
Non-GAAP Net Income
Reported net income (loss) (GAAP basis)	$34	$(515)	$117
Certain items associated with acquisitions[1]	54	55	115
Acquisition integration and deal costs	10	13	50
Impairment of goodwill	—	421	—
Restructuring charges and asset impairments[2,3]	9	124	—
Impairment of strategic investments	—	14	—
Reinstatement of federal R&D tax credit	(10)	—	—
Resolution of audits of prior years’ income tax filings	(11)	(5)	—
Income tax effect of non-GAAP adjustments	(17)	(37)	(42)
Non-GAAP net income	$69	$70	$240

1	These items are incremental charges attributable to acquisitions, consisting of inventory fair value adjustments on products sold, and amortization of purchased intangible assets.

2
Results for the three months ended January 27, 2013 included $4 million of employee-related costs, net, related to the restructuring program announced on October 3, 2012, asset impairment charges of $3 million related to the restructuring program announced on May 10, 2012 and severance charges of $2 million related to the integration of Varian.

3
Results for the three months ended October 28, 2012 included severance and other employee-related costs of $106 million related to the restructuring program announced on October 3, 2012, restructuring and asset impairment charges of $12 million related to the restructuring program announced on May 10, 2012, and severance charges of $6 million related to the integration of Varian.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended
(In millions except per share amounts)	January 27, 2013	October 28, 2012	January 29, 2012
Non-GAAP Earnings Per Diluted Share
Reported earnings (loss) per diluted share (GAAP basis)	$0.03	$(0.42)	$0.09
Certain items associated with acquisitions	0.03	0.04	0.07
Acquisition integration and deal costs	0.01	0.01	0.02
Impairment of goodwill	—	0.34	—
Restructuring charges and asset impairments	0.01	0.08	—
Impairment of strategic investments	—	0.01	—
Reinstatement of federal R&D tax credit and resolution of audits of prior years’ income tax filings	(0.02)	—	—
Non-GAAP earnings per diluted share	$0.06	$0.06	$0.18
Weighted average number of diluted shares	1,212	1,234	1,310

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended
(In millions, except percentages)	January 27, 2013	October 28, 2012	January 29, 2012
Non-GAAP SSG Operating Income
Reported operating income (GAAP basis)	$134	$41	$271
Certain items associated with acquisitions[1]	44	45	101
Acquisition integration and deal costs	1	6	14
Restructuring charges and asset impairments[2,3]	1	3	—
Non-GAAP operating income	$180	$95	$386
Non-GAAP operating margin percent (% of net sales)	18.6%	10.9%	28.7%
Non-GAAP AGS Operating Income
Reported operating income (GAAP basis)	$89	$164	$107
Certain items associated with acquisitions[1]	1	3	6
Restructuring charges and asset impairments[2,3]	1	4	—
Non-GAAP operating income	$91	$171	$113
Non-GAAP operating margin percent (% of net sales)	19.3%	27.5%	21.2%
Non-GAAP Display Operating Income
Reported operating income (GAAP basis)	$3	$3	$5
Certain items associated with acquisitions[1]	2	1	2
Non-GAAP operating income	$5	$4	$7
Non-GAAP operating margin percent (% of net sales)	5.7%	4.3%	6.7%
Non-GAAP EES Operating Income
Reported operating loss (GAAP basis)	$(54)	$(480)	$(23)
Certain items associated with acquisitions[1]	7	7	6
Impairment of goodwill	—	421	—
Restructuring charges and asset impairments[2,3]	3	6	—
Non-GAAP operating loss	$(44)	$(46)	$(17)
Non-GAAP operating margin percent (% of net sales)	(95.7)%	(74.2)%	(8.2)%

1	These items are incremental charges attributable to acquisitions, consisting of inventory fair value adjustments on products sold, and amortization of purchased intangible assets.

2
Results for the three months ended January 27, 2013 included asset impairment charges of $3 million related to the restructuring program announced on May 10, 2012 and severance charges of $2 million related to the integration of Varian.

3
Results for the three months ended October 28, 2012 included restructuring and asset impairment charges of $7 million related to the restructuring program announced on May 10, 2012, and severance charges of $6 million related to the integration of Varian.

Applied Materials, Inc.

APPLIED MATERIALS, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP OPERATING EXPENSES

	Three Months Ended
(In millions)	January 27, 2013	October 28, 2012

Operating expenses (GAAP basis)	$543	$1,085
Certain items associated with acquisitions	(11)	(9)
Acquisition integration and deal costs	(9)	(13)
Impairment of goodwill	—	(421)
Restructuring charges and asset impairments	(9)	(124)
Non-GAAP operating expenses	$514	$518

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP EFFECTIVE INCOME TAX RATE

Three Months Ended
(In millions, except percentages)	January 27, 2013

Provision (benefit) for income taxes (GAAP basis) (a)	$(16)
Reinstatement of federal R&D tax credit	10
Resolutions from audits of prior years' income tax filings	11
Income tax effect of non-GAAP adjustments	17
Non-GAAP provision for income taxes (b)	$22

Income before income taxes (GAAP basis) (c)	$18
Certain items associated with acquisitions	54
Acquisition integration costs	10
Restructuring charges and asset impairments	9
Non-GAAP income before income taxes (d)	$91

Effective income tax rate (GAAP basis) (a/c)	(88.9)%

Non-GAAP effective income tax rate (b/d)	24.2%